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                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated October 20, 2000 in the Registration Statement (Form N-1A) of the Ariel Growth Fund and its incorporation by reference in the related Prospectuses of the Ariel Mutual Funds, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-7699) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (File No.811-4786).

                                                            /s/Ernst & Young LLP

Chicago, Illinois

January 25, 2001